EXHIBIT 10.7
                         STOCKHOLDERS' VOTING AGREEMENT




         THIS STOCKHOLDERS' VOTING AGREEMENT (the "Agreement") is made and entered into effective as of the 29th day of May, 1997, between and among JOSEPH
M. HARRIS ("Harris"), VERNON B. BRANNON ("Brannon") and WILLIAM J. BLALOCK ("Blalock") (Harris, Brannon and Blalock hereinafter referred to singularly as "Stockholder" and collectively as the "Stockholders").

                                R E C I T A L S:

         The Stockholders are the owners and holders of certain shares of the outstanding capital stock of HLM Design, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"). The Stockholders are entering into this Agreement to avoid a potential division among the Stockholders and for the purpose of assuring stability of management and continuity of business policies during the term hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholders agree as follows:



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         1.   Unity of Voting. The Stockholders agree to cast all of their votes in unity with respect to all matters of "Fundamental Significance" (as defined in Paragraph 3 below) which are submitted to the Stockholders for vote in their capacity as stockholders of the Corporation and, to the extent that all three (3) Stockholders serve in the capacity of directors of the Corporation, then also with respect to all matters of Fundamental Significance which are submitted to the Stockholders for vote in their capacity as directors.

         2. Manner of Determining Unity. Prior to casting any vote with respect to any matter of Fundamental Significance, the Stockholders shall first notify one another of their respective voting intentions. No Stockholder shall be permitted to abstain from voting unless required by the provisions of the Corporation's bylaws or applicable law such as, for example, in the event of a conflict of interest. In the event the Stockholders are not in unanimous agreement with respect to any particular matter to be voted upon, then the vote of two-thirds (2/3) of the Stockholders shall be deemed to be the agreed upon vote of all of the Stockholders, and the Stockholder who is not in agreement with the other two (2) shall nevertheless cast all of his votes in unity therewith.



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         3. Matters of Fundamental Significance. For the purposes of this
Agreement, matters of "Fundamental Significance" shall mean and include any and all matters pertaining to one (1) or more of the following:


       (a) The issuance, exercise, purchase or redemption by the Corporation of any capital stock, stock warrant, stock option or debenture of the Corporation;

       (b) The formation, acquisition or divestiture by the Corporation of any business entity, whether in the form of a division, subsidiary or other affiliated or non-affiliated entity;

       (c) The incurring of indebtedness, directly or indirectly (including, without way of limitation, the guaranty of debt of any other person or entity) by the Corporation, or the modification of any such existing indebtedness or instrument; or

       (d) The merger, share exchange, or dissolution of the Corporation, or any sale of the Corporation's assets other than in the ordinary course of business.


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         4. Legend. So long as this Agreement remains in effect, there shall be noted conspicuously upon each certificate representing shares of Common Stock owned by the Stockholders the following statement:

                  "THE VOTING OF THIS SECURITY IS SUBJECT TO RESTRICTIONS CONTAINED IN A STOCKHOLDERS' VOTING AGREEMENT DATED AS OF THE 29TH DAY OF MAY, 1997, AS THE SAME MAY BE AMENDED FRO TIME TO TIME, TO WHICH THE HOLDER OF THIS SECURITY IS A PARTY, AND THIS SECURITY SHALL NOT BE VOTED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT, A COPY OF SAID AGREEMENT IS ON FILE WITH THE COMPANY."


         5. Termination. This Agreement shall terminate upon the occurrence of any of the following events:

                  (a) Cessation of the Corporation's business;

                  (b) Bankruptcy, receivership or dissolution of the
                      Corporation; or

                  (c) The voluntary agreement of all parties who are then bound by the terms hereof.

         Upon the termination of this Agreement, each Stockholder shall surrender to the Corporation the certificates for all of his


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capital stock and the Corporation shall issue to such Stockholder, in lieu thereof, new certificates for an equal number of shares of capital stock without the legend provided in Paragraph 4 above.

         6. Notices. All notices required to be given hereunder shall be given by hand delivery or certified mail to the parties hereto at the addresses listed below, or at such other address as may be stated from time to time, and shall be deemed delivered upon receipt, in the event of hand delivery, or upon deposit in the United States mail, postage prepaid:

         To the
         Corporation:               HLM Design, Inc.
                                    121 West Trade Street, Suite 2950
                                    Charlotte, NC 28202
                                    ATTN:  Vernon B. Brannon


         With a Copy to:            Shirley J. Linn, Esq.
                                    Underwood Kinsey Warren & Tucker, P.A.
                                    2020 Charlotte Plaza
                                    201 S. College Street
                                    Charlotte, NC 28244-2020


         To Harris:                 Joseph M. Harris
                                    21120 Blakely Shores Drive
                                    Davidson, NC 28031


         To Brannon:                Vernon B. Brannon
                                    5301 Mirabell Road
                                    Charlotte, NC 28226


         To Blalock:                William J. Blalock
                                    133 Laurens Street S.W.
                                    Aiken, SC 29801

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         7.   Binding Effect. This Agreement shall be binding not only upon the parties hereto, but also upon their heirs, executors, agents, powers of attorney, personal representatives, successors, transferees and/or permitted assigns; and the parties hereby agree for themselves and their heirs, executors, agents, powers of attorney, personal representatives, successors, transferees and/or permitted assigns, to execute any instruments and to perform any acts which may be necessary or proper to carry out the purposes of this Agreement. This Agreement may be amended or modified only by a unanimous vote of all parties then bound hereunder.

         8. Applicable Law. This Agreement shall be governed by the laws of the State of North Carolina and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and sealed, effective as of the day and year first above written.


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                                    /s/ Joseph M. Harris       (SEAL)
                                    --------------------------------
                                    JOSEPH M. HARRIS



                                    /s/ Vernon B. Brannon       (SEAL)
                                    ---------------------------------
                                    VERNON B. BRANNON



                                    /s/ William J. Blalock    (SEAL)
                                    --------------------------------
                                    WILLIAM J. BLALOCK


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